EXHIBIT

                              Intellectual Property

The  tradenames   "BeautyBuys"   and  "NetCigar",   for  which  U.S.   trademark
applications have been filed.

THE COMPANY OR ITS SUBSIDIARIES ARE LICENSED TO USE THE FOLLOWING TRADEMARKS:

Suarez Gran Reserve       Breton Legend          Breton Corojo Vintage
Corojo 2000               Andulleros             Alimerante
Don Otilio

THE COMPANY OR ITS SUBSIDIARIES OWN THE ADDITIONAL DOMAIN NAMES:

REGISTERED TO SYNERGY BRANDS INC.:

KRANTOR.COM                GRANDRESERVE.COM          GRANRESERVE.COM
SYBR.COM                   CANDLEBUYS.COM**          ADD2CART.COM
SYNERGYBRANDS.COM          SALONBUYS.COM**           SALEBYNET.COM
BEAUTYBONUS.COM**          CIGARREPUBLIC.COM         DEALBYNET.COM
SALONCOUNTER.COM**         DEALBUYNET.COM            SALONBUY.COM**
FRAGANCESALON.COM**        ADDTWOCART.COM            BEAUTYBUYS.COM**
GLOBALSALON.COM**          NETCIGARBUY.COM           BEAUTYBUY.COM**
HEALTHFOODBUYS.COM**       NETCIGARBUYS.COM          GRCIGARS.COM
FRAGRANCESALON.COM**       BESTCIGARBUY.COM          CIGARBUY.COM
FRAGRANCEBUY.COM**         CIGAREPUBLIC.COM          CIGARMEDIA.COM
COSMETICBUYS.COM**         BESTCIGARSBUY.COM         MEATBUYS.COM
COSMETICBUY.COM**          NETCIGARSBUYS.COM         FISHBUY.COM
FRAGRANCEBUYS.COM**        NETCIGARSBUY.COM          MEALBUYS.COM
VITAMINBUYS.COM**          BESTCIGARBUYS.COM         FISHBUYS.COM
BESTCIGARSBUYS.COM         SEAFOODBUYS.COM           SYBRBUYS.COM
LIQUORBUYS.COM

REGISTERED TO NETCIGAR.COM, INC.:

COROJODEVEGA.COM           NETCIGAR.COM              COROHO.COM
COROJO2000.COM

REGISTERED TO BEAUTYBUYS.COM, INC.:

BEAUTYBUYSB2B.COM**        BEAUTYBUYSBTOOB.COM**
BEAUTYBUYSBTOB.COM**       BEAUTYBUYSWHOLESALE.COM**
BEAUTYBUYSBTWOB.COM**      WHOLESALEBEAUTYBUYS.COM**

** Denotes ownership by BeautyBuys regardless of which entity registered the domain name.


     The Company also is studying the advantages and marketing potential of establishing private label sales in the health and beauty aids and cosmetics business areas to take advantage of certain inroads to these type consumer products the Company has historically located and developed. The Company also has entered multiple licensing and production agreements regarding the establishment of internet sites for sale of the Company's products. The Company has trademarked its websites on the internet.

                                     EX-99